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                                                                    EXHIBIT 10.6


                                 TRUETIME, INC.
                                 2835 Duke Court
                          Santa Rosa, California 95407

                               December ___, 1999


Re:  Transition Services



Ernest M. Hall, Jr.
President
OYO Corporation U.S.A
7334 N. Gessner Road
Houston, Texas  77040

Gentlemen:

     TrueTime, Inc., a Delaware corporation ("TrueTime"), hereby agrees with OYO Corporation U.S.A., a Texas corporation ("OYO USA"), on behalf of itself and the affiliates of OYO USA (other than TrueTime) (the "Affiliates"), as follows:

     1. In connection with the proposed public offering of shares of common stock of TrueTime(the "Offering"), TrueTime and OYO USA desire the assistance of personnel of each company to assist in the transition to entirely separate operations of the companies. In this regard, TrueTime will cause its employees to cooperate with OYO USA in providing management assistance for OYO USA and its affiliates for up to one year following the Offering (the "Transition Period"). To the extent requested, if at all, OYO USA will cause its employees and the employees of its Affiliates to cooperate with TrueTime and its subsidiaries in performing various administrative, tax, accounting, treasury, bookkeeping and employee benefit functions for a period of one year following the Offering.

     2. As compensation for the services provided pursuant to Paragraph 1, OYO USA will pay TrueTime, for each hour of time of an officer or employee of TrueTime or its subsidiaries dedicated to work requested by OYO USA, an hourly rate equal to 1/1920 of the annual salary of such officer or employee). As compensation for the services provided pursuant to Paragraph 1, TrueTime will pay OYO USA, for each hour of time of an officer or employee of OYO USA or an Affiliate dedicated to work requested by TrueTime, an hourly rate equal to 1/1920 of the annual salary of such officer or employee).

     3. In no event shall any officer or employee of either company or their Affiliates be required to provide more than 50 hours per month of services under this agreement. Services provided under this agreement are on an independent contractor basis and no employer-employee or other relationship or agency between the parties or their respective employees and the other party shall arise or result from this agreement.





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Ernest M. Hall
President
OYO Corporation U.S.A.
_____________________,1999
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     4.   TrueTime and OYO USA agree to promptly pay the other for services provided under this agreement upon receipt of an invoice therefor.

     5. TrueTime and OYO USA also agree that certain employees of OYO USA or its Affiliates possibly may occupy premises held by TrueTime or its affiliates on a temporary basis during the Transition Period. OYO USA shall compensate TrueTime for such occupancy, if any, at a fair and reasonable rate based on a fair allocation of the costs of such occupancy to TrueTime.

     6. This agreement embodies the entire agreement between TrueTime and OYO USA with respect to the subject matter hereof and supersedes all prior agreements and understandings related to that subject matter. This agreement should be construed and enforced in accordance with, and governed by, the laws of the state of Texas. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     If this agreement is satisfactory to you, please so indicate by signing the accompanying counterparts of this agreement and return one of the same to TrueTime, whereupon this letter shall become a binding agreement between TrueTime and OYO USA in accordance with its terms.

                                           Very truly yours,

                                           TrueTime,  Inc.


                                           By:
                                              ----------------------------------
                                           Name: Elizabeth A. Withers
                                           Title: President

The foregoing agreement is hereby
agreed to as of the date hereof.

OYO Corporation U.S.A.


By:
   -------------------------------
Name: Ernest M. Hall, Jr.
Title: President